                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                              --------------------


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                   July 1, 1996
                                                                   ------------



                        HEALTHPLAN SERVICES CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                   1-13772                    13-3787901
          --------                   -------                    ----------
(State or Other Jurisdiction       (Commission                (IRS Employer
     of Incorporation)            File Number)               Identification No.)



            3501 FRONTAGE ROAD, TAMPA, FLORIDA               33607
          --------------------------------------             --------
         (Address of Principal Executive Offices)           (Zip Code)



   Registrant's telephone number, including area code           (813) 289-1000
                                                                --------------




                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)






                            Exhibit Index on Page 28

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On July 1, 1996, the Registrant acquired all of the issued and outstanding shares of capital stock of Harrington Services Corporation ("Harrington") for a purchase price consisting of (i) approximately $32.5 million in cash, subject to a post-closing adjustment based on the balance sheet of Harrington as of June 30, 1996, and (ii) 1,347,133 shares of common stock with a total market value at time of issuance of approximately $28.8 million. The acquisition was consummated pursuant to the terms of a certain Plan and Agreement of Merger dated May 28, 1996 (the "Agreement") between the Registrant, HealthPlan Services Alpha Corporation, Harrington, and Robert Chefitz as representative of the Harrington shareholders. The purchase price was determined through arms' length negotiation between the parties. As of the date of the closing of this acquisition, there was no material relationship between any of the shareholders of Harrington and the Registrant or any of the Registrant's affiliates, directors, officers or any associate thereof.


         Concurrently with the closing of the merger transaction, the shareholders of Harrington and the Registrant entered into a Registration Rights Agreement, dated July 1, 1996, pursuant to which the Registrant agreed, among other things, to prepare and file with the Securities and Exchange Commission a registration statement (the "Continuous Offering Registration Statement") sufficient to permit the public offering and sale of the Registrant's common stock delivered to the Harrington shareholders as the stock consideration in the merger transaction (the "Registrable Securities"), and to register and qualify such Registrable Securities for sale under the securities or blue sky laws of the jurisdictions which the shareholders may reasonably request. Such Continuous Offering Registration Statement is to become effective no later than October 31, 1996, unless a registration statement with respect to an underwritten offering of the Registrant's common stock (the "Underwritten Offering Registration Statement") becomes effective prior to such date and the ninety (90) day lockup period related thereto has not then expired, in which case the Continuous Offering Registration Statement shall become effective within fifty-five (55) days of the expiration of such lockup period. In addition, if the Registrant proposes to file an Underwritten Offering Registration Statement at any time during which the holders of Registrable Securities hold in the aggregate more than 200,000 shares of such securities, and such Registrable Securities have not become saleable under Rule 144, the Registrant shall give advance notice to the holders of such Registrable Securities of its intent to file an Underwritten Offering Registration Statement and the holders of Registrable Securities may request to include such Registrable Securities in the Underwritten Offering, subject to certain limitations.

         A substantial part of the funds used to pay the cash portion of the purchase price were provided to the Registrant under its line of credit with a group of lenders for which First Union National Bank of North Carolina acts as agent, pursuant to a renegotiation of such line of credit under the terms of that certain Credit Agreement dated May 17, 1996, as amended by the First Amendment thereto dated July 1, 1996, by and among the Registrant, HealthPlan Services, Inc., Third Party Management Claims Inc., Healthcare Informatics Corporation, the lenders who are or may become a party thereto, and First Union National Bank of North Carolina, as agent for the lenders. Under this line of credit, the Registrant is permitted to borrow up to $85 million. Interest on funds drawn on this line is calculated on a rolling four quarter pro forma basis. As of July 15, 1996, the amount drawn on this line is $60 million.


(b) Harrington's principal business is the administration of medical benefits for self-funded health care plans of primarily large groups, and its assets are comprised of contracts for the provision of such administration services. With the exception of office equipment, none of the assets of Harrington as of the consummation of the merger constituted plant, equipment or tangible property.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.



(b)      Pro Forma Financial Information.



(c)      Exhibits.


         See Exhibit Index on page 28.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
- -------      -------------------------------------------------------------------
(a)     Financial statements of businesses acquired.

        Report of Independent Auditors                                                            5

        Consolidated Balance Sheets December 31, 1995 and 1994                                    6

        Consolidated Statements of Operations and Retained Earnings
        for the years ended December 31, 1995, 1994, and 1993                                     7

        Consolidated Statements of Cash Flows for the years ended
        December 31, 1995, 1994, and 1993                                                         8

        Notes to Financial Statements                                                             9

        Consolidated Balance Sheets June 30, 1996 and 1995 (Unaudited)                           19

        Consolidated Statements of Income for the six months
        ended June 30, 1996 and 1995 (Unaudited)                                                 20

(b)     Pro forma financial information.

        Introduction to Unaudited Pro Forma Consolidated Financial Statements                    21

        Pro Forma Consolidated Balance Sheet June 30, 1996 (Unaudited)                           22

        Notes to Pro Forma Consolidated Balance Sheet                                            23

        Pro Forma Consolidated Statement of Income for the six months
        ended June 30, 1996 (Unaudited)                                                          24

        Pro Forma Consolidated Statement of Income for the year ended
        December 31, 1995 (Unaudited)                                                            25

        Notes to Pro Forma Consolidated Statements of Income                                     26



                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
Harrington Services Corporation
Columbus, Ohio



       We have audited the accompanying consolidated balance sheets of Harrington Services Corporation and subsidiaries as at December 31, 1995 and December 31, 1994, and the related consolidated statements of operations and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Harrington Services Corporation and subsidiaries at December 31, 1995 and December 31, 1994, and the consolidated results of their operations and their consolidated cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP

New York, New York
February 16, 1996

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                December 31,
                                                                        ---------------------------
                                    A S S E T S                             1995            1994
                                                                        -----------     -----------
                                     (Note 5)
Current assets:
    Cash and cash equivalents (Notes 1 and 9) . . . . . . . . . .       $ 6,309,278     $ 3,434,478
    Accounts receivable - net (Note 9)  . . . . . . . . . . . . .         3,169,171       3,496,066
    Refundable income taxes . . . . . . . . . . . . . . . . . . .           294,628
    Prepaid expenses and other current assets . . . . . . . . . .           657,215         656,378
                                                                        -----------     -----------
                 Total current assets . . . . . . . . . . . . . .        10,430,292       7,586,922

Property and equipment - at cost, less accumulated
    depreciation and amortization (Notes 1 and 3) . . . . . . . .         4,403,768       3,148,630
Intangible assets - at cost, less accumulated
    amortization (Notes 1 and 4)  . . . . . . . . . . . . . . . .        19,192,066      22,498,008
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . .         1,319,285       1,538,522
                                                                        -----------     -----------

                 T O T A L  . . . . . . . . . . . . . . . . . . .       $35,345,411     $34,772,082
                                                                        ===========     ===========

                               L I A B I L I T I E S

Current liabilities:
    Current portion of long-term debt (Notes 2 and 5) . . . . . .       $ 3,957,003     $ 3,910,193
    Current portion of obligations under capital
      leases (Note 6) . . . . . . . . . . . . . . . . . . . . . . .         222,491
    Accounts payable  . . . . . . . . . . . . . . . . . . . . . .         1,383,826       1,060,110
    Accrued payroll and related benefits  . . . . . . . . . . . .         2,844,800       2,780,646
    Income taxes payable  . . . . . . . . . . . . . . . . . . . .                           174,888
    Other current liabilities . . . . . . . . . . . . . . . . . .         1,626,930       1,319,270
                                                                        -----------     -----------

                 Total current liabilities. . . . . . . . . . . .        10,035,050       9,245,107

Long-term debt, less current portion (Notes 2 and 5)  . . . . . .         7,750,177      10,727,727
Obligations under capital leases, less current
    portion (Note 6)  . . . . . . . . . . . . . . . . . . . . . .         1,249,652
Deferred income taxes payable (Note 8)  . . . . . . . . . . . . .         2,107,000       1,989,000
Other liabilities (Note 9)  . . . . . . . . . . . . . . . . . . .         2,410,403       2,730,640
Put warrant (Note 7)  . . . . . . . . . . . . . . . . . . . . . .         3,000,000       1,500,000
                                                                        -----------     -----------

                 Total liabilities. . . . . . . . . . . . . . . .        26,552,282      26,192,474
                                                                        -----------     -----------

Commitments, contingencies and other matters
    (Notes 1, 7 and 9)

                                STOCKHOLDERS' EQUITY

Capital stock (Note 7):
    10% cumulative preferred stock - authorized 200,000
      shares; par value $.01 per share (liquidation
      preference - $3,328,400); issued and outstanding
      33,284 shares . . . . . . . . . . . . . . . . . . . . . . .               332             332
    Common stock - authorized 2,200,000 shares; par value
      $.01 per share; issued and outstanding 1,693,392
      shares  . . . . . . . . . . . . . . . . . . . . . . . . . .            16,934          16,934
Additional paid-in capital  . . . . . . . . . . . . . . . . . . .         6,313,717       6,313,717
Retained earnings . . . . . . . . . . . . . . . . . . . . . . . .         2,462,146       2,248,625
                                                                        -----------     -----------

                 Total stockholders' equity . . . . . . . . . . .         8,793,129       8,579,608
                                                                        -----------     -----------

                 T O T A L  . . . . . . . . . . . . . . . . . . .       $35,345,411     $34,772,082
                                                                        ===========     ===========


                 The accompanying notes to financial statements
                          are an integral part hereof.

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS AND
                               RETAINED EARNINGS


                                                                    Year Ended December 31,
                                                           ----------------------------------------
                                                              1995           1994           1993
                                                           -----------   -----------    -----------
Revenues from services (Note 9) . . . . . . . . . . .      $71,869,284   $68,744,908    $57,772,859
                                                           -----------   -----------    -----------

Payroll and related benefits  . . . . . . . . . . . .       42,790,922    40,727,453     34,297,216
Other operating expenses  . . . . . . . . . . . . . .       17,478,330    16,555,060     14,894,001
Depreciation and amortization (Note 1)  . . . . . . .        4,800,810     4,812,958      3,733,967
                                                           -----------   -----------    -----------

    T o t a l . . . . . . . . . . . . . . . . . . . .       65,070,062    62,095,471     52,925,184
                                                           -----------   -----------    -----------

Income from operations before items below . . . . . .        6,799,222     6,649,437      4,847,675
Interest expense - net of interest income
    (Note 9)  . . . . . . . . . . . . . . . . . . . .        1,058,345     1,175,089      1,155,798
                                                           -----------   -----------    -----------
Income from operations before income taxes,
    extraordinary charge and cumulative
    effect  . . . . . . . . . . . . . . . . . . . . .        5,740,877     5,474,348      3,691,877
                                                           -----------   -----------    -----------
Provision (benefit) for income taxes
    (Notes 1 and 8):
      Current . . . . . . . . . . . . . . . . . . . .        3,576,516     2,620,290      1,630,709
      Deferred  . . . . . . . . . . . . . . . . . . .          118,000      (621,000)       (64,000)
                                                           -----------   -----------    -----------

                                                             3,694,516     1,999,290      1,566,709
                                                           -----------   -----------    -----------

Income from operations before extraordinary
    charge and cumulative effect of change
    in method of accounting . . . . . . . . . . . . .        2,046,361     3,475,058      2,125,168
Extraordinary charge - early extinguishment
    of debt (net of income tax benefit of
    $469,000) (Note 5)  . . . . . . . . . . . . . . .                                       619,363
Cumulative effect - change in accounting
    for postretirement health care benefits
    (net of income tax benefit of $412,000)
    (Note 9)  . . . . . . . . . . . . . . . . . . . .                                       673,288
                                                           -----------   -----------    -----------

Net income  . . . . . . . . . . . . . . . . . . . . .        2,046,361     3,475,058        832,517
Preferred dividends . . . . . . . . . . . . . . . . .         (332,840)     (332,840)      (332,840)
Adjustment of put warrant . . . . . . . . . . . . . .       (1,500,000)     (750,000)
                                                           -----------   -----------    -----------

Net income applicable to common
    stockholders  . . . . . . . . . . . . . . . . . .          213,521     2,392,218        499,677
Retained earnings - beginning of year . . . . . . . .        2,248,625       783,163        950,646
Difference between cumulative dividends and
    dividends paid  . . . . . . . . . . . . . . . . .                       (926,756)      (667,160)
                                                           -----------   -----------    -----------

RETAINED EARNINGS - END OF YEAR . . . . . . . . . . .      $ 2,462,146   $ 2,248,625    $   783,163
                                                           ===========   ===========    ===========

Net income per common share (Note 1):
    Income before extraordinary charge and
      cumulative effect of change in
      method of accounting  . . . . . . . . . . . . .      $       .13   $      1.41    $      1.01
    Extraordinary charge  . . . . . . . . . . . . . .                                          (.35)
    Cumulative effect of change in method
      of accounting . . . . . . . . . . . . . . . . .                                          (.38)
                                                           -----------   -----------    -----------

    Net income  . . . . . . . . . . . . . . . . . . .      $       .13   $      1.41    $       .28
                                                           ===========   ===========    ===========


                 The accompanying notes to financial statements
                          are an integral part hereof.

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                    Year Ended December 31,
                                                           ----------------------------------------
                                                              1995           1994          1993
                                                           -----------   -----------   ------------
Cash flows from operating activities:
    Net income  . . . . . . . . . . . . . . . . . . .      $ 2,046,361   $ 3,475,058   $    832,517
    Adjustments to reconcile net income to
      net cash provided by operating
      activities:
        Depreciation and amortization . . . . . . . .        4,800,810     4,812,958      3,733,967
        Deferred income taxes . . . . . . . . . . . .          118,000      (621,000)       (64,000)
        Cumulative effect of change in
         accounting for postretirement
         health care benefits   . . . . . . . . . . .                                       673,288
        Accretion of discount on long-term
         debt   . . . . . . . . . . . . . . . . . . .           49,252        68,840        184,950
        Loss on disposal of equipment   . . . . . . .           57,312
        Changes in operating assets and
         liabilities:
           (Increase) decrease in accounts
             receivable - net   . . . . . . . . . . .          326,895      (357,593)      (108,463)
           (Increase) in refundable income
             taxes  . . . . . . . . . . . . . . . . .         (294,628)
           (Increase) decrease in prepaid
             expenses and other current
             assets   . . . . . . . . . . . . . . . .             (837)      (83,308)       170,163
           (Increase) decrease in other
             assets   . . . . . . . . . . . . . . . .          219,236      (527,847)      (427,487)
           Increase (decrease) in accounts
             payable, accrued payroll and
             related benefits   . . . . . . . . . . .          387,870       687,995       (858,070)
           (Decrease) in income taxes
             payable  . . . . . . . . . . . . . . . .         (174,888)     (112,235)      (209,276)
           Increase (decrease) in other
             current liabilities  . . . . . . . . . .          307,660       (54,527)       242,505
           Increase (decrease) in other
             liabilities  . . . . . . . . . . . . . .         (320,237)      532,896         31,714
                                                           -----------   -----------   ------------
               Net cash provided by
                 operating activities   . . . . . . .        7,522,806     7,821,237      4,201,808
                                                           -----------   -----------   ------------

Cash flows from investing activities:
    Property and equipment purchases  . . . . . . . .       (1,253,538)   (1,181,938)      (757,729)
    Proceeds from disposal of equipment . . . . . . .           18,238
    Acquisition of businesses, net of cash
      acquired  . . . . . . . . . . . . . . . . . . .                     (3,301,591)    (5,794,108)
                                                           -----------   -----------   ------------
               Net cash (used in) investing
                 activities   . . . . . . . . . . . .       (1,235,300)   (4,483,529)    (6,551,837)
                                                           -----------   -----------   ------------

Cash flows from financing activities:
    Proceeds from credit and security
      agreement . . . . . . . . . . . . . . . . . . .          900,000                   15,996,604
    Principal payments on long-term debt  . . . . . .       (3,879,991)   (3,516,294)   (13,140,885)
    Principal payments on obligations
      under capital leases  . . . . . . . . . . . . .          (99,875)
    Payment of preferred dividends  . . . . . . . . .         (332,840)   (1,259,596)    (1,000,000)
    Purchase and retirement of common stock . . . . .                                      (232,375)
                                                           -----------   -----------   ------------
               Net cash provided by (used
                 in) financing activities   . . . . .       (3,412,706)   (4,775,890)     1,623,344
                                                           -----------   -----------   ------------

NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS . . . . . . . . . . . . . . . . . . .        2,874,800    (1,438,182)      (726,685)

Cash and cash equivalents - beginning of
    year. . . . . . . . . . . . . . . . . . . . . . .        3,434,478     4,872,660      5,599,345
                                                           -----------   -----------   ------------
CASH AND CASH EQUIVALENTS - END OF YEAR . . . . . . .      $ 6,309,278   $ 3,434,478   $  4,872,660
                                                           ===========   ===========   ============
Supplemental disclosures of cash flow
    information:
      Cash paid during the year for:
        Interest  . . . . . . . . . . . . . . . . . .      $ 1,386,917   $ 1,242,816   $  1,151,934
        Taxes . . . . . . . . . . . . . . . . . . . .        4,127,647     2,726,055      1,388,354

Note: Equipment under capitalized leases and related obligations of $1,572,018 were recorded during the year ended December 31, 1995.

                 The accompanying notes to financial statements
                          are an integral part hereof.

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 1) - Significant Accounting Policies:

         The Company:

         The Company provides consulting and administrative services in connection with domestic employee benefits programs.

         Basis of preparation:

         The accompanying consolidated financial statements include the accounts of Harrington Services Corporation and its wholly owned subsidiaries (collectively referred to as the "Company"). Intercompany accounts and transactions are eliminated in consolidation.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         The Company reviews customer base and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any future determination of an impairment loss could adversely affect the financial position and results of operations of the Company.

         Property and equipment:

         Office furniture and equipment are depreciated over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized over the estimated useful lives of the assets or the lease term, whichever is shorter, using the straight-line method.

         Customer base:

         Customer contracts are being amortized over the estimated lives of the contracts (8-15 years), based on historical experience, using the straight-line method.

         Leasehold interest:

         Leasehold interest is being amortized over the remaining life of the lease, including anticipated renewal periods (12 years), using the straight-line method.


(continued)

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 1) - Significant Accounting Policies: (continued)

         Computer software:

         Computer software is being amortized over the estimated useful lives of the programs (3-5 years) using the straight-line method.

         Covenants not to compete:

         Covenants not to compete are being amortized over their terms (3 - 4 years) using the straight-line method.

         Income taxes:

         Deferred taxes are recognized for differences in the financial reporting and income tax bases of certain assets purchased in acquisitions and for differences in the timing of income and expenses for financial reporting and income tax purposes, principally due to accelerated depreciation, postretirement health care benefits and deferred compensation.

         Net income per common share:

         Net income per common share is based on the weighted average number of common shares outstanding and, if dilutive, the number of additional shares of common stock that would be issued upon exercise of the put warrant described in
Note 7, and gives effect to cumulative preferred stock dividends and changes in redemption value of the put warrant. The weighted average number of common shares and common share equivalents used in the calculation of earnings per share was 1,777,992 in 1993 and 1,693,392 in 1994 and 1995.

         Cash flow statements:

         For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


(NOTE 2) - Acquisitions:

         In October 1993, the Company acquired all of the outstanding shares of common stock of Employee Benefit Services, Inc. ("EBS") for $4,058,000 of which $1,863,000 was in noninterest bearing notes (face amount $2,003,000) collateralized by letters of credit and payable in five equal semi-annual installments beginning October 1, 1994. The acquisition was accounted for by the purchase method of accounting. The excess ($5,676,000) of the purchase price over the fair value of the acquired tangible assets was recorded as customer base and is being amortized over ten years.


(continued)

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 2) - Acquisitions: (continued)

         In November 1993, the Company acquired all of the outstanding shares of common stock of Beneplan Strategies, Inc. ("Beneplan") for $3,738,000. The acquisition was accounted for by the purchase method of accounting. The excess ($3,255,000) of the purchase price over the fair value of the acquired tangible assets was recorded as customer base and is being amortized over ten years.

         In June 1994, the Company acquired the assets and business of Brookfield, Inc. for $3,044,000. The acquisition was accounted for by the purchase method of accounting. The excess ($2,317,000) of the purchase price over the fair value of the acquired tangible assets was recorded as customer base and is being amortized over ten years.

         The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the above acquisitions had occurred at the beginning of the 1993 fiscal year:

                                                           Year Ended December 31,
                                                          ------------------------
                                                              1994         1993
                                                          -----------  -----------
         Revenues from services   . . . . . . . . . .     $70,370,000  $67,701,000

         Income from operations
           before extraordinary
           charge and cumulative
           effect of change in
           method of accounting   . . . . . . . . . .       3,564,000    2,758,000

         Net income . . . . . . . . . . . . . . . . .       3,564,000    1,466,000

         Per common share:
           Income before
             extraordinary
             charge and cumulative
             effect of change in
             method of accounting   . . . . . . . . .     $      1.46  $      1.37

         Net income . . . . . . . . . . . . . . . . .            1.46          .64


(continued)

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 3) - Property and Equipment:

         Property and equipment consist of the following:

                                                                 December 31,
                                                           -----------------------
                                                              1995         1994
                                                           ----------   ----------
         Furniture and equipment  . . . . . . . . . .      $6,254,782   $6,081,776

         Equipment held under
           capital leases   . . . . . . . . . . . . .       1,572,018

         Leasehold improvements . . . . . . . . . . .         693,109    1,158,906
                                                           ----------   ----------

                   T o t a l  . . . . . . . . . . . .       8,519,909    7,240,682

         Accumulated depreciation
           and amortization
           (including $129,208
           for equipment held under
           capital leases at
           December 31, 1995) . . .   . . . . . . . .       4,116,141    4,092,052
                                                           ----------   ----------

                   B a l a n c e  . . . . . . . . . .      $4,403,768   $3,148,630
                                                           ==========   ==========


(NOTE 4) - Intangible Assets:

         Intangible assets consist of the following:

                                                                 December 31,
                                                          ------------------------
                                                              1995         1994
                                                          -----------  -----------
         Customer base  . . . . . . . . . . . . . . .     $33,983,484  $33,983,484

         Leasehold interest . . . . . . . . . . . . .       1,050,000    1,050,000

         Computer software  . . . . . . . . . . . . .       6,359,022    5,916,149

         Covenants not to compete . . . . . . . . . .       3,111,435    3,111,435
                                                          -----------  -----------

                   T o t a l  . . . . . . . . . . . .      44,503,941   44,061,068

         Accumulated amortization . . . . . . . . . .      25,311,875   21,563,060
                                                          -----------  -----------

                   B a l a n c e. . .   . . . . . . .     $19,192,066  $22,498,008
                                                          ===========  ===========


(continued)

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 5) - Long-Term Debt:

         Long-term debt consists of the following:

                                                                December 31,
                                                          ------------------------
                                                              1995         1994
                                                          -----------  -----------
         Credit and security
           agreement - 1.5% below
           prime  . . . . . . . . . . . . . . . . . .     $10,449,348  $12,136,014

         Notes payable related to
           acquisitions - 7.5% to 8.5%  . . . . . . .       1,257,832    2,501,906
                                                          -----------  -----------

                    T o t a l   . . . . . . . . . . .      11,707,180   14,637,920

         Less current portion . . . . . . . . . . . .       3,957,003    3,910,193
                                                          -----------  -----------

                    B a l a n c e   . . . . . . . . .     $ 7,750,177  $10,727,727
                                                          ===========  ===========

         Pursuant to the credit and security agreement, the Company has $8,000,000 available for additional borrowings through January 31, 1997.

         Principal repayments are due as follows:

      Year Ending
      December 31,
      ------------
         1996 (net of discount of $21,472)  . . . . .     $ 3,957,003
         1997 . . . . . . . . . . . . . . . . . . . .       2,699,170
         1998 . . . . . . . . . . . . . . . . . . . .       2,699,170
         1999 . . . . . . . . . . . . . . . . . . . .       2,101,837
         2000 . . . . . . . . . . . . . . . . . . . .         150,000
         Thereafter . . . . . . . . . . . . . . . . .         100,000
                                                          -----------
                    T o t a l . . . . . . . . . . . .     $11,707,180
                                                          ===========

         The credit and security agreement, among other matters, limits borrowings and capital expenditures, prohibits payment of dividends on common stock, and requires the Company to maintain certain financial ratios. Borrowings are collateralized by all the assets of the Company.

         The extraordinary charge of $1,088,000 in 1993 for the early extinguishment of a term loan includes a loss of $780,000 on the settlement of a related interest rate swap.


(continued)

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 6) - Obligations Under Capital Leases:

         Future minimum lease payments under capital leases together with the present value of the net minimum lease payments are as follows:

      Year Ending
      December 31,
      ------------
         1996 . . . . . . . . . . . . . . . . . . . .      $  332,272
         1997 . . . . . . . . . . . . . . . . . . . .         332,272
         1998 . . . . . . . . . . . . . . . . . . . .         332,272
         1999 . . . . . . . . . . . . . . . . . . . .         332,272
         2000 . . . . . . . . . . . . . . . . . . . .         227,883
         Thereafter . . . . . . . . . . . . . . . . .         340,570
                                                           ----------
                  Total minimum lease payments  . . .       1,897,541

         Less amount representing interest  . . . . .        (425,398)
                                                           ----------

         Present value of minimum lease payments. . .       1,472,143

         Less current maturities  . . . . . . . . . .        (222,491)
                                                           ----------

         Long-term obligations at December 31,
           1995   . . . . . . . . . . . . . . . . . .      $1,249,652
                                                           ==========

(NOTE 7) - Capital Stock:

         Preferred stock is redeemable at the option of the Company for $100 per share plus all accrued and unpaid dividends, which is the same amount as its liquidation preference. Cumulative unpaid dividends aggregated $333,000 at December 31, 1995.

         The Company issued a put warrant for the purchase of approximately 4% of the outstanding shares of the Company's common stock (71,600 shares), subject to antidilutive provisions, at $.0025 per share through March 1, 1999. The warrant, in whole or in part, can be put to the Company to about April 15, 1997 at fair value, as defined in the agreement. The put warrant liability is reflected at estimated fair value.

         If requested by holders of at least 40% of the outstanding shares of common stock (including shares issuable upon exercise of the put warrant), the Company is obligated to file a registration statement with the Securities and Exchange Commission.


(continued)

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 8) - Income Taxes:

         The provision for income taxes includes the following elements:

                                                                    Year Ended December 31,
                                                           -----------------------------------------
                                                              1995           1994            1993
                                                           ----------     ----------      ----------
         Federal income tax
           provision at 34%.  . . . . . . . . . . . .      $1,952,000     $1,861,000      $1,255,000

         State tax provisions,
           net of federal
           income tax benefit.  . . . . . . . . . . .         416,000        274,000         185,000

         Income taxes
           attributable to
           adjustment of tax
           basis of
           intangibles  . . . . . . . . . . . . . . .       1,264,000

         Other  . . . . . . . . . . . . . . . . . . .          63,000       (136,000)        127,000
                                                           ----------     ----------      ----------

                                                           $3,695,000     $1,999,000      $1,567,000
                                                           ==========     ==========      ==========

         Temporary differences which give rise to deferred tax assets and liabilities are as follows:

                                                                       Asset/(Liability)
                                                          ------------------------------------------
                                                              1995           1994            1993
                                                          -----------    -----------     -----------
         Amortization of
           intangibles not
           deductible for tax
           purposes   . . . . . . . . . . . . . . . .     $(2,935,000)   $(3,060,000)    $(3,238,000)
         Deferred rent  . . . . . . . . . . . . . . .          31,000         68,000          83,000
         Deferred compensation  . . . . . . . . . . .         287,000        254,000         238,000
         Accrual for vacation
           pay  . . . . . . . . . . . . . . . . . . .          53,000         51,000          54,000
         Postretirement health
           care benefits  . . . . . . . . . . . . . .         533,000        528,000         467,000
         Other  . . . . . . . . . . . . . . . . . . .         (76,000)       170,000        (214,000)
                                                          -----------    -----------     -----------

         Net (liability)  . . . . . . . . . . . . . .     $(2,107,000)   $(1,989,000)    $(2,610,000)
                                                          ===========    ===========     ===========

         No valuation allowance is required as a reduction of the deferred tax assets.


(continued)

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 8) - Income Taxes: (continued)

         During the year ended December 31, 1995, the Company recorded an additional provision for income taxes of $1,264,000 attributable to adjustments of the tax basis of certain acquired intangible assets negotiated as part of the completion of a federal tax examination for the years 1989-1993.

(NOTE 9) - Commitments, Contingencies and Other Matters:

         [a] The Company leases office premises and computer equipment pursuant to operating leases expiring at various dates through 2011. Certain of the leases contain renewal options. Minimum annual rentals are as follows:

      Year Ending
      December  31,
      -------------
         1996 . . . . . . . . . . . . . . . . . . . .      $4,473,923
         1997 . . . . . . . . . . . . . . . . . . . .       3,526,451
         1998 . . . . . . . . . . . . . . . . . . . .       3,166,707
         1999 . . . . . . . . . . . . . . . . . . . .       3,018,713
         2000 . . . . . . . . . . . . . . . . . . . .       1,196,958
         Thereafter . . . . . . . . . . . . . . . . .       6,498,367

         Rent expense amounted to approximately $5,491,000 in 1993, $5,582,000 in 1994 and $5,349,000 in 1995.

         [b] The Company maintains a defined contribution pension plan for eligible employees pursuant to Section 401(k) of the Internal Revenue Code. Pursuant to the plan, employees contribute up to 15% of their salaries and the Company contributes 50% of employee contributions up to 6% of their salaries. Company contributions amounted to approximately $375,000 in 1993, $465,000 in 1994, and $472,000 in 1995.

         [c] The Company provides certain health care benefits for retired employees of a subsidiary. Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", which requires employers to accrue the cost of such retirement benefits during the employees service with the Company. Prior to 1993, the cost of providing these benefits to retired employees was charged to expense as incurred. As of January 1, 1993, the Company recognized the full amount of its estimated accumulated postretirement benefit obligation on that date. The effect of this change in accounting was to reduce 1993 net income by $673,000.


(continued)

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 9) - Commitments, Contingencies and Other Matters: (continued)

         The Company funds the benefit costs on a current basis and there are no plan assets.

         The net periodic postretirement benefit cost includes the following components:

                                                                     Year Ended December 31,
                                                              --------------------------------------
                                                                1995          1994            1993
                                                              -------       --------        --------
         Service cost - benefits earned during the
           year   . . . . . . . . . . . . . . . . . .         $38,000       $ 79,000        $ 73,000

         Interest cost on
           accumulated
           postretirement benefit
           obligation   . . . . . . . . . . . . . . .          45,000         92,000          81,000
                                                              -------       --------        --------

         Net postretirement health
           care cost  . . . . . . . . . . . . . . . .         $83,000       $171,000        $154,000
                                                              =======       ========        ========

         The status of the plan at December 31, 1995 is as follows:

           Accumulated postretirement
             benefit obligation   . . . . . . . . . .      $  675,000

           Unrecognized net gain, principally due
             to reduction of benefits   . . . . . . .         728,000
                                                           ----------
           Accrued postretirement healthcare
             liability included in "other
             liabilities" in the accompanying
             balance sheet  . . . . . . . . . . . . .      $1,403,000
                                                           ==========

         Actuarial assumptions used include a discount rate of 7.5% and a health care cost trend rate of 9%, declining to 5% over 5 years. It is estimated that a 1% increase in the health care cost trend rate would increase the periodic cost by $15,000 and the accumulated obligation by $108,000.

         [d] The Company is involved in litigation in the ordinary course of business, the outcome of which is not expected to have a material effect on its financial position.


(continued)

                        HARRINGTON SERVICES CORPORATION
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

(NOTE 9) - Commitments, Contingencies and Other Matters: (continued)

         [e] Revenues from one customer represented approximately 11%, 10%, and 11%, respectively, of revenues from services for the years ended December 31, 1995, 1994 and 1993, respectively. Accounts receivable from employee benefit trusts established to provide member benefits represented approximately 29%, 27% and 36% of accounts receivable at December 31, 1995, 1994, and 1993, respectively.

         [f] Substantially all of the Company's cash accounts are maintained at one bank.

         [g] Interest income amounted to approximately $179,000, $90,000 and $90,000 for each of the years in the three-year period ended December 31, 1995.

                        HARRINGTON SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)



                                                                  JUNE 30,
                                                           ---------------------
                                                            1996          1995
                                                            ----          ----

ASSETS

Current assets:

  Cash and cash equivalents                                $ 3,232       $ 2,851
  Accounts receivable                                        4,636         3,275
  Refundable income taxes                                      198           671
  Prepaid expenses and other current assets                  1,095         1,023
                                                           -------       -------
          Total current assets                               9,161         7,820
Property and equipment, net                                  7,399         3,827
Investment in unconsolidated subsidiary                        374           337
Intangible assets, net                                      20,827        21,097
                                                           -------       -------
          Total assets                                     $37,761       $33,081
                                                           =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                         $ 2,579       $   897
  Accrued liabilities                                        4,095         3,257
  Current portion of long-term debt                          4,137         3,793
                                                           -------       -------
          Total current liabilities                         10,811         7,947

Note payable                                                 8,039         9,196
Deferred taxes                                               3,834         2,098
Other long-term liabilities                                  4,102         4,091
                                                           -------       -------
          Total liabilities                                 26,786        23,332
                                                           -------       -------

Common stockholders' equity:

  Common stock                                                  17            17
  Additional paid-in capital                                 6,314         6,314
  Retained earnings                                          4,644         3,418
                                                           -------       -------
          Total stockholders' equity                        10,975         9,749
                                                           -------       -------
          Total liabilities and stockholders' equity       $37,761       $33,081
                                                           =======       =======

                         HARRINGTON SERVICES CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)
                                 (in thousands)



                                                        FOR THE SIX MONTHS
                                                          ENDED JUNE 30,
                                                      ---------------------
                                                       1996          1995
                                                       ----          ----


Operating revenues                                    $40,364       $35,812
Interest income                                            90            63
                                                      -------       -------
          Total revenues                               40,454        35,875
                                                      -------       -------
Expenses:
  Personnel expenses                                   25,053        21,920
  General and administrative                            9,703         8,722
  Depreciation and amortization                         2,704         2,339
                                                      -------       -------
          Total expenses                               37,460        32,981
                                                      -------       -------
Income before interest expense and income taxes         2,994         2,894
Interest expense                                          469           514
                                                      -------       -------
Income before income taxes                              2,525         2,380
Provision for income taxes                              1,010           952
                                                      -------       -------
          Net income                                  $ 1,515       $ 1,428
                                                      =======       =======
Dividends on Preferred Stock                          $   166       $   166
                                                      =======       =======
Net income attributable to common
   stock                                              $ 1,349       $ 1,262
                                                      =======       =======

          INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS

The following Unaudited Pro Forma Consolidated Financial Statements ("Pro Forma Statements") include the accounts of HealthPlan Services Corporation ("the Company") and its subsidiaries and the accounts of Harrington Services Corporation ("Harrington"). On July 1, 1996, the Company acquired all of the issued and outstanding shares of capital stock of Harrington in a transaction accounted for as a purchase. The Pro Forma Statements also include the accounts of Consolidated Group, Inc., Consolidated Group Claims, Inc., Consolidated Health Coalition, Inc., and Group Benefit Administrators Insurance Agency, Inc. (collectively, the "Consolidated Group") which was acquired by the Company in a transaction accounted for as a purchase on July 1, 1996, as reported on Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 16, 1996, and Current Report on Form 8-K/A as filed concurrently with this Current Report on Form 8-K/A.

The Pro Forma Consolidated Balance Sheet as of June 30, 1996, assumes that the Company acquired Harrington and Consolidated Group on June 30, 1996. The Pro Forma Consolidated Statements of Income for the six months ended June 30, 1996, and the year ended December 31, 1995 assume that the Company acquired Harrington and Consolidated Group on January 1, 1995.

The Pro Forma Statements are presented for comparative purposes only. The Pro Forma Statements are not intended to be indicative of what the actual results of operations would have been had the transactions occurred as of the beginning of the respective periods, nor do they purport to indicate the results which may be obtained in the future.

The purchase price allocations for Harrington and Consolidated Group are based on preliminary appraisals, estimates of useful lives, estimates of expenses, and estimates of liabilities. The actual allocation of the purchase price will be adjusted based on final appraisals, actual expenditures, and estimates made after various studies have been completed. Accordingly, the actual recording of the purchase could differ from the Pro Forma amounts reflected herein.

Management believes that there are synergistic opportunities which can be derived from the consolidation of certain parts of the operations of the newly acquired companies. Though these actions are in the process of being qualified and quantified, it is not unreasonable to believe that the Company will make future restructuring charges to accomplish such savings.

                        HEALTHPLAN SERVICES CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                                  (Unaudited)
                      (in thousands except share amounts)

                                                                                               Consolidated
                                                    HealthPlan Services     Harrington        Group, Inc. and
                                                       Corporation      Services Corporation    Affiliates    Pro Forma   Pro Forma
                                                          Actual              Actual              Actual     Adjustments  Combined
                                                          ------              ------              ------     -----------  --------
ASSETS

Current assets:
                                                                                                            $   90,040  A
                                                                                                               (52,690) B
  Cash and cash equivalents                              $  5,173             $ 3,232            $ 1,853       (32,500) C $ 15,108
  Restricted cash                                           9,338                 -                  -             -         9,338
  Short-term investments                                   30,040                 -                  -         (30,040) A      -
  Accounts receivable                                       8,189               4,636              3,050           -        15,875
  Refundable income taxes                                     -                   198                -             -           198
  Prepaid commissions                                         319                 -                  -             -           319
  Prepaid expenses and other current assets                 2,735               1,095              6,234        (5,458) B    4,606
  Deferred taxes                                              127                 -                  -             -           127
                                                         --------             -------            -------    ----------     -------
          Total current assets                             55,921               9,161             11,137       (30,648)     45,571
Property and equipment, net                                 9,833               7,399              5,343           -        22,575
Note receivable                                             6,900                 -                  -             -         6,900
                                                                                                                61,850  B
                                                                                                                61,300  C
Investment in unconsolidated subsidiaries                   2,056                 374                -        (123,150) E    2,430
                                                                                                                 9,000  D
Intangible assets, net                                     49,173              20,827                740       104,926  E  184,666
                                                         --------             -------            -------    ----------     -------
          Total assets                                   $123,883             $37,761            $17,220    $   83,278    $262,142
                                                         ========             =======            =======    ==========     =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                       $  1,178             $ 2,579            $ 1,914    $      -      $  5,671
  Premiums payable to carriers                             25,752                 -                  107           -        25,859
  Commissions payable                                       3,105                 -                1,805           -         4,910
  Deferred revenue                                            716                 -                  -             -           716
  Accrued liabilities                                       2,976               4,095              1,069         9,000  D   17,140
  Income taxes payable                                        314                 -                  -             -           314
  Current portion of long-term debt                            70               4,137              1,621           -         5,828
                                                         --------             -------            -------    ----------     -------
          Total current liabilities                        34,111              10,811              6,516         9,000      60,438
Notes payable                                               1,186               8,039              3,455        60,000  A   72,680
Deferred taxes                                                631               3,834                -             -         4,465
Other long-term liabilities                                    23               4,102                -             -         4,125
                                                         --------             -------            -------    ----------     -------
          Total liabilities                                35,951              26,786              9,971        69,000     141,708
                                                         --------             -------            -------    ----------     -------

Common stockholders' equity:
                                                                                                                     2  B
                                                                                                                    13  C
  Common stock                                                134                  17                159          (176) E      149
                                                                                                                 3,700  B
                                                                                                                28,787  C
  Additional paid-in capital                               71,870               6,314                -          (6,314) E  104,357
  Retained earnings                                        15,970               4,644              7,090       (11,734) E   15,970
                                                         --------             -------            -------    ----------     -------
                                                           87,974              10,975              7,249        14,278     120,476
  Less:  Valuation allowance on securities available
         for sale                                             (42)                -                  -             -           (42)
                                                         --------             -------            -------    ----------     -------
       Total stockholders' equity                          87,932              10,975              7,249        14,278     120,434
                                                         --------             -------            -------    ----------     -------
       Total liabilities and stockholders' equity        $123,883             $37,761            $17,220    $   83,278    $262,142
                                                         ========             =======            =======    ==========     =======

            See notes to unaudited pro forma consolidated balance sheet.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET


(A) To record the liquidation of the Company's $30.0 million short-term investment portfolio and draw of $60.0 million on the Company's line of credit.

(B) To record the cash paid for the stock of Consolidated Group of $61.9 million, Company stock sold to Consolidated Group shareholders of $3.7 million, and settlement of related party receivables of Consolidated Group of $5.5 million on July 1, 1996.

(C) To record the cash paid for the stock of Harrington of $32.5 million and Company stock issued to Harrington shareholders valued at approximately $28.8 million.

(D) To record estimated costs relating to the Company's acquisitions of Harrington and Consolidated Group.

(E)     To eliminate the Company's investment in Harrington and Consolidated
        Group.

                        HEALTHPLAN SERVICES CORPORATION
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                      (in thousands except per share data)

                                                                                     Consolidated
                                             HealthPlan Service     Harrington     Group, Inc.  and
                                                Corporation    Services Corporation    Affiliates    Pro Forma       Pro Forma
                                                   Actual             Actual            Actual      Adjustments      Combined
                                                   ------             ------            ------      -----------      --------

Operating revenues                                $61,465            $40,364             $35,750     $     -          $137,579
Interest income                                     1,405                 90                 246        (750) A            991
                                                  -------            -------             -------     -------          --------
          Total revenues                           62,870             40,454              35,996        (750)          138,570
                                                  -------            -------             -------     -------          --------
Expenses:
  Agents commissions                               19,952                -                11,641          -             31,593
  Personnel expenses                               16,850             25,053              14,120          -             56,023
  General and administrative                       11,676              9,703               7,618          -             28,997
  Pre-operating and contract start-up costs           586                -                   -            -                586
  Depreciation and amortization                     2,668              2,704                 891         795  B          7,058
                                                  -------            -------             -------     -------          --------
          Total expenses                           51,732             37,460              34,270         795           124,257
                                                  -------            -------             -------     -------          --------
Income before interest expense and income taxes    11,138              2,994               1,726      (1,545)           14,313
Interest expense                                       33                469                 142       1,586  C          2,230
                                                  -------            -------             -------     -------          --------
Income before income taxes                         11,105              2,525               1,584      (3,131)           12,083
Provision for income taxes                          4,331              1,010                 712      (1,159) D          4,894
                                                  -------            -------             -------     -------          --------
          Net income                              $ 6,774            $ 1,515             $   872     $(1,972)         $  7,189
                                                  =======            =======             =======     =======          ========
Dividends on Preferred Stock                      $   -              $   166             $   -       $  (166) E       $    -
                                                  =======            =======             =======     =======          ========
Net income attributable to common
   stock                                          $ 6,774            $ 1,349             $   872     $(1,806)         $  7,189
                                                  =======            =======             =======     =======          ========


Pro forma net income per share                    $  0.50                                                             $   0.48
                                                  =======                                                             ========

Weighted average shares used in
  pro forma computation                            13,460                                                               14,908
                                                  =======                                                             ========

       See notes to unaudited pro forma consolidated statements of income.

                         HEALTHPLAN SERVICES CORPORATION
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
                      (in thousands except per share data)


                                                                                        CONSOLIDATED
                                            HEALTHPLAN SERVICES      HARRINGTON         GROUP, INC. AND
                                               CORPORATION       SERVICES CORPORATION    AFFILIATES       PRO FORMA        PRO FORMA
                                                  ACTUAL               ACTUAL              ACTUAL        ADJUSTMENTS       COMBINED
                                                 --------             --------             --------       --------          --------
Operating revenues                               $ 98,187             $ 71,869             $ 73,914       $   --            $243,970
Interest income                                     2,063                  179                  455         (1,500) A          1,197
                                                 --------             --------             --------       --------          --------
          Total revenues                          100,250               72,048               74,369         (1,500)          245,167
                                                 --------             --------             --------       --------          --------
Expenses:
  Agents commissions                               36,100                 --                 26,680           --              62,780
  Personnel expenses                               25,433               42,791               19,798           --              88,022
  General and administrative                       16,967               17,478               22,753           --              57,198
  Pre-operating and contract start-up costs         1,664                 --                   --             --               1,664
  Depreciation and amortization                     4,386                4,801                1,668          1,764  B         12,619
                                                 --------             --------             --------       --------          --------
          Total expenses                           84,550               65,070               70,899          1,764           222,283
                                                 --------             --------             --------       --------          --------
Income before interest expense and income taxes    15,700                6,978                3,470         (3,264)           22,884
Interest expense                                       69                1,237                  134          2,873  C          4,313
                                                 --------             --------             --------       --------          --------
Income before income taxes                         15,631                5,741                3,336         (6,137)           18,571
Provision for income taxes                          6,096                3,694                  151         (2,420) D          7,521
                                                 --------             --------             --------       --------          --------
          Income from continuing operations         9,535                2,047                3,185         (3,717)           11,050
Loss on discontinued business segment
  net of tax benefit                                 --                   --                  3,170           --               3,170
                                                 --------             --------             --------       --------          --------
          Net income                             $  9,535             $  2,047             $     15       $ (3,717)         $  7,880
                                                 ========             ========             ========       ========          ========
Dividends on Preferred Stock                     $   --               $    333             $   --         $   (333) E       $   --
Adjustment of put warrant                            --                  1,500                 --           (1,500) F           --
                                                 --------             --------             --------       --------          --------
Net income attributable to common
   stock                                         $  9,535             $    214             $     15       $ (1,884)         $  7,880
                                                 ========             ========             ========       ========          ========


Pro forma net income per share                   $   0.71                                                                   $   0.53
                                                 ========                                                                   ========
Weighted average shares used in
  pro forma computation                            13,414                                                                     14,903
                                                 ========                                                                   ========


      See notes to unaudited pro forma consolidated statements of income.

              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME



(A) To eliminate interest income on short-term investments liquidated as a result of the acquisitions.

(B) To eliminate historical amortization and to record pro forma amortization of estimated goodwill of $75 million and $60 million for Harrington and Consolidated Group, respectively, over a 25 year period.

(C) To record estimated interest expense related to net borrowing on the purchase of Harrington and Consolidated Group.

(D)     To provide for consolidated income taxes at an estimated rate of 40.5%.

(E)     To reverse dividends paid to Harrington preferred stockholders.

(F) To record the elimination of the accretion of the Harrington put warrant as part of the transaction.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be duly signed on its behalf by the undersigned hereunto duly authorized, on July 15, 1996.


                                       HEALTHPLAN SERVICES CORPORATION
                                       (Registrant)



September 13, 1996                     By:   /s/ JAMES K. MURRAY, JR.
- ------------------                        ---------------------------
       Date                            James K. Murray, Jr.
                                       President and Chief Executive Officer

                                 EXHIBIT INDEX



EXHIBIT                                                                                           SEQUENTIAL
NUMBER                               DESCRIPTION                                                  PAGE NO.
- ------                               -----------                                                  --------
 2                  Plan and Agreement of Merger dated May 28, 1996 between HealthPlan             *
                    Services Corporation, HealthPlan Services Alpha Corporation,
                    Harrington Services Corporation, and Robert Chefitz as Shareholders'
                    Representative

23                  Consent of Richard A. Eisner & Co. LLP                                        29



         *  filed with original 8-K